UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

Amendment No. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Marquee Holdings Inc.
(whose name is to be changed to AMC Entertainment Inc.)
(Exact name of registrant as specified in its charter)

Delaware	77-0642885
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri	64105
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:  333-139249

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 to Form 8-A is being filed to clarify that the name of the issuer of the securities being registered will be changed in connection with the completion of the initial public offering from “Marquee Holdings Inc.” to “AMC Entertainment Inc.”

Item 1. Description of Registrant’s Securities to be Reqistered

The class of securities to be registered hereby is the common stock, $0.01 par value per share (the “Common Stock”) of Marquee Holdings Inc. (whose name is to be changed to AMC Entertainment Inc.) (the “Company”).

For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Company’s Registration Statement on Form S-1 (File No. 333-139249) initially filed with the Securities and Exchange Commission on December 11, 2006, as amended on each of January 29, 2007, February 23, 2007, March 23, 2007, April 12, 2007 and April 19, 2007 and as subsequently amended by any amendments to such Registration Statement and by any form of Prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which information is incorporated herein by reference.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 23, 2007	Marquee Holdings Inc.
(Registrant)

	By:	/s/ Kevin M. Connor
		Name:	Kevin M. Connor
		Title:	Senior Vice President,
General Counsel & Secretary